SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934, as amended.


Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:  |_|

         Preliminary proxy statement  |_|

         Definitive proxy statement  |X|

         Definitive additional materials  |_|

         Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12  |_|

                             1-800-FLOWERS.COM, Inc.
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                (Name of Registrant as Specified in Its Charter)


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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:


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         (2) Aggregate number of securities to which transactions applies:


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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4) Proposed maximum aggregate value of transaction:


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

         (5) Total fee paid:


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o        Fee paid previously with preliminary materials:


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|_|      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:


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         (2) Form, Schedule or Registration Statement No.:


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         (3) Filing Party:


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         (4) Date Filed:

                             1-800-FLOWERS.COM, INC.
                              One Old Country Road
                           Carle Place, New York 11514


                    Notice of Annual Meeting of Stockholders

                                December 7, 2006


     The Annual Meeting of Stockholders (the "Annual Meeting") of 1-800-FLOWERS.COM, Inc. (the "Company") will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the "Meeting Place"), on Thursday, December 7, 2006 at 9:00 a.m. eastern standard time, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

          (1) To elect two Directors to serve until the 2009 Annual Meeting or until their respective successors shall have been duly elected and qualified;

          (2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2007; and

          (3) To transact such other matters as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on October 12, 2006 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the tMeeting Place.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                              By Order of the Board of Directors
                                              /s/ Gerard M. Gallagher
                                              Gerard M. Gallagher
                                              Corporate Secretary

Carle Place, New York
October 27, 2006


                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                             1-800-FLOWERS.COM, INC.


                                 PROXY STATEMENT

                                October 27, 2006

     This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the "Company") as of October 12, 2006 (the "Record Date") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the "Meeting Place"), on Thursday, December 7, 2006 at 9:00 a.m. eastern standard time or any adjournment thereof.

     Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, and "FOR" the ratification of the appointment of Ernst & Young LLP, as the Company's independent registered public accounting firm, for the fiscal year ending July 1, 2007, and will be voted in accordance with the discretion of the person appointed as proxy with respect to other matters which may properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     The Annual  Report of the Company  (which does not form a part of the proxy
solicitation   materials)  is  being   distributed   concurrently   herewith  to
stockholders.

     The mailing address of the principal executive office of the Company is One Old Country Road, Suite 500, Carle Place, New York 11514. The approximate date this Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company is November 7, 2006.

                                VOTING SECURITIES

     The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the "Class A Common Stock"), and its Class B common stock, par value $0.01 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval. At the Annual Meeting, each stockholder of record at the close of business on October 12, 2006 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 12, 2006 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 12, 2006, 28,360,395 shares of Class A Common Stock and 36,858,465 shares of Class B Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Class I Directors of the Company to serve until the 2009 Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominee. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

     Pursuant to the Company's Third Amended and Restated Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms or until their respective successors are duly elected and qualified. The Board of Directors currently consists of eight members, three of whom are Class I Directors and each of whose terms expire at the Annual Meeting. Each of such Class I Directors, except for Mr. O'Connor, is a nominee for election. Mr. O'Connor is retiring from the Board effective as of the date of the 2006 Annual Meeting. In connection with Mr. O'Connor's retirement, the Board has authorized a reduction in the size of the Board to seven members effective on December 7, 2006, as permitted by the Company's By-laws. The nominees for Class I Directors are Messrs. Walker and Sharma, whose terms expire at the 2006 Annual Meeting. The Class II Directors are Messrs. Conefry and Elmore and Ms. Quinlan, each of whose term expires at the 2007 Annual Meeting. The Class III Directors are Messrs. McCann and McCann, each of whose term expires at the 2008 Annual Meeting. At each Annual Meeting, the successors to the Directors whose terms have expired are elected to serve from the time of their election and qualification until the third Annual Meeting following the election or until a successor has been duly elected and qualified. The Company's Third Amended and Restated Certificate of Incorporation authorizes the removal of Directors under certain circumstances.

     The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors.

Information Regarding Nominees for Election as Directors (Class I Directors)

     The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the two nominees during the last five years has been furnished to the Company by such nominee.

     Jeffrey C. Walker, age 51, has been a Director of the Company since February 1995. Mr. Walker has served as the Chairman and CEO of CCMP Capital Advisors, LLC since August 2006. Prior thereto and since 1988 he was the Managing Partner of JPMorgan Partners, the private equity group of J.P. Morgan Chase & Co. and a General Partner thereof since 1984. Mr. Walker is a director of Doane PetCare, as well as, several other private companies.

     Deven Sharma, age 52, has been a Director of the Company since May 2005. He is Executive Vice President for Global Strategy at The McGraw-Hill Companies. Mr. Sharma joined The McGraw-Hill Companies in January 2002 from Booz Allen Hamilton, a global management consulting company, where he was a partner. During his 14 years with that firm, he led its U.S. Marketing Board and Customer Management initiatives. Prior to Booz Allen, Mr. Sharma worked with manufacturing companies, Dresser Industries and Anderson Strathclyde. Mr. Sharma has authored several publications on competitive strategy, customer solutions, sales and marketing. He is a Board member of The US-China Business Council.

                   THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
          VOTE FOR THE ELECTION OF MESSRS. WALKER AND SHARMA AS CLASS I
                                    DIRECTORS

Information Regarding Directors Who Are Not Nominees for Election at this Annual Meeting

     The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at this Annual Meeting has been furnished to the Company by such Director.

     James F. McCann, age 55, has served as the Company's Chairman of the Board and Chief Executive Officer since inception. Mr. McCann has been in the floral industry since 1976 when he opened his retail chain of flower shops in the New York metropolitan area. Mr. McCann is a member of the board of directors of Lottomatica S.p.A. and Willis Group Holdings Limited. James F. McCann is the brother of Christopher G. McCann, a Director and the President of the Company.

     Christopher G. McCann, age 45, has been the Company's President since September 2000 and prior to that was the Company's Senior Vice President. Mr. McCann has been a Director of the Company since inception. Mr. McCann serves on the boards of Neoware, Inc. and Bluefly, Inc., and is a member of the Board of Trustees of Marist College. Christopher G. McCann is the brother of James F. McCann, the Company's Chairman of the Board and Chief Executive Officer.

     John J. Conefry, Jr., age 62, has been a Director of the Company since October 2002. Mr. Conefry is Vice Chairman of the Board of Directors of Astoria Financial Corporation and its wholly-owned subsidiary, Astoria Federal Savings and has been since September 1998. He formerly served as the Chairman of the Board and CEO of placeLong Island Bancorp and The Long Island Savings Bank from September 1993 until September 1998. Prior thereto, Mr. Conefry was a Senior Vice President of Merrill Lynch, Pierce, Fenner & Smith, Inc., where he served in various capacities, including, Chief Financial Officer. Mr. Conefry was a partner in the public accounting firm of Deloitte & Touche, LLP (formerly, Deloitte Haskins & Sells). Mr. Conefry serves as a member of the Board of Trustees at Hofstra University, and on the boards of placeSt. Vincent's Services and Wheel Chair Charities, Inc., among others.

     Leonard J. Elmore, age 54, has been a Director of the Company since October 2002. Mr. Elmore is currently Senior Counsel with the law firm of LeBoeuf, Lamb, Greene & MacRae, LLP in its New York City headquarters. Prior to his appointment with LeBoeuf Lamb, Mr. Elmore served as the President of Test University, a leading provider of Internet delivered learning solutions for pre-college students. Mr. Elmore continues to fulfill his commitment to public service as a Commissioner on the John and James L. Knight Foundation's Knight Commission on Intercollegiate Athletics and is a member of the NCAA-appointed College Basketball Partnership Committee, convened by the NCAA President to assist the advancement of the college game.

     Mary Lou Quinlan, age 53, has been a Director of the Company since May 2002. Ms. Quinlan is the founder and Chief Executive Officer of Just Ask A Woman, a strategic consultancy dedicated to marketing with women, since its inception in 1999. Prior to that, Ms. Quinlan served as President and Chief Executive Officer of N.W. Ayer & Partners, a U.S. advertising firm, from 1994 through 1999, and in executive positions at Avon Products and DDB Needham Worldwide. In 1995 the Advertising Women of New York named Ms. Quinlan the Advertising Woman of the Year, and in 1997 New York Women in Communications recognized her with the Matrix Award. Ms. Quinlan served three terms on the Board of Directors for her alma mater, Saint Joseph's University in Philadelphia. She is currently a Graduate Director of The Advertising Council and on the Board of Directors of the Partnership for a Drug-Free America.

                                Retiring Director

     Kevin J. O'Connor, age 45, has been a Director of the Company since July 1999 and has announced his intention to retire from the Board effective as of the date of the 2006 Annual Meeting. Mr. O'Connor has been involved with venture capital investing from 1995. Mr. O'Connor co-founded DoubleClick, Inc., a marketing technology company, and had served as the Chairman of the Board of Directors since its inception in January 1996 until 2005. From December 1995 until January 2000, Mr. O'Connor served as Chief Executive Officer of DoubleClick. From September 1994 to December 1995, Mr. O'Connor served as director of Research for Digital Communications Associates, a data communications company (now Attachmate Corporation), and from April 1992 to September 1994, as its Chief Technical Officer and Vice President, Research.

Information about the Board and its Committees

     Each of our directors, other than Messrs. McCann and McCann, qualifies as an "independent director" as defined under the published listing requirements of The NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director's business and personal activities as they may relate to the Company and Company's management. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as "independent" under special standards established by NASDAQ and the U.S. Securities and Exchange Commission (the "Commission") for members of audit committees.


                  During Fiscal 2006, all Directors attended at least 75% of the meetings of the committees on which they served, except for Deven Sharma for the Audit Committee.

     The table below provides current membership and meeting information for each of the Board committees for Fiscal 2006.

-------------------------------------------------------------------------------------------------------------
Directors                  Audit        Compensation           Nominating and              Secondary
-------------              -----        ------------           ---------------             ---------
                         Committee        Committee               Corporate               Compensation
                         ---------        ---------               ----------              -------------
                                                                  Governance                Committee
                                                                  ----------                ---------
                                                                  Committee
                                                                  ---------
-------------------------------------------------------------------------------------------------------------
James F. McCann                                                                                X
---------------                                                                                -
Christopher G. McCann
---------------------
Jeffrey C. Walker                             X*
----------------                              -
Kevin J. O'Connor           X                                         X
-----------------           -                                         -
Mary Lou Quinlan                              X
-----------------                             -
John J. Conefry, Jr.        X*                X                       X
--------------------        -                 -                       -
Leonard J. Elmore                                                     X*
-----------------                                                     -
Deven Sharma                X
------------                -
Total Meetings in
-----------------
Fiscal 2006                 6                 1                       1                        4
-----------                 -                 -                       -                        -
-------------------------------------------------------------------------------------------------------------

         *   Committee Chairperson

         Audit Committee
         The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company's independent registered public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management's procedures and policies relative to the adequacy of internal accounting controls. The Company's Board of Directors adopted a written charter for the Audit Committee in January 2000 and amended in August 2003, which outlines the responsibilities of the Audit Committee. A current copy of the charter of the Audit Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

     Each member of the Audit Committee is "financially literate" as required by NASDAQ rules. The Audit Committee also includes at least one member, John J. Conefry, Jr., who was determined by the Board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules and to meet the qualifications of "financial sophistication" in accordance with NASDAQ rules. Stockholders should understand that these designations related to our Audit
Committee members' experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

     Compensation Committee
     The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board regarding the Company's compensation policies and all forms of compensation to be provided to the Company's Section 16 Executive Officers ("executive officers") and Directors. The Compensation Committee approves the compensation for the Company's executive officers and administers the Company's 2003 Long Term Incentive and Share Award Plan under which option grants, stock appreciation rights, restricted awards and performance awards may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries. In addition, the Compensation Committee administers the Company's Sharing Success Program under which annual bonus compensation may be awarded. The Board of Directors has authorized a secondary committee of the Compensation Committee (the "Secondary Committee"), which consists of Mr. James F. McCann, to also review Awards for all of the Company's employees, other than its executive officers. The Company's Board of Directors adopted a written charter for the Compensation Committee in June 2003, which outlines the responsibilities of the Compensation Committee. A current copy of the charter of the Compensation Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

     Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become Board members and recommends to the Board director nominees for election and re-election, develops and recommends to the Board the corporate governance guidelines applicable to the Company and to review and reassess the adequacy of corporate governance guidelines and practices. The Company Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee in June 2003, which outlines the responsibilities of the Committee. A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Compensation Committee Interlocks and Insider Participation

     No interlocking relationships exist between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee was an officer or employee of the Company at any time during Fiscal 2006.

Attendance at Board Meetings

     During Fiscal 2006, the Board of Directors held four (4) meetings and acted by unanimous written consent on five (5) occasions. During Fiscal 2006, all Directors, but PersonNameMary Lou Quinlan, attended at least 75% of the meetings of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission and the Nasdaq Stock Market. Officers, directors, and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

     Based solely on a review of the copies of such reports furnished to us, we believe that, since the Company's initial public offering, all Section 16(a) filing requirements applicable to our officers, Directors and greater than 10% stockholders have been satisfied.

Compensation of Directors

     Messrs. McCann and McCann receive no compensation for serving as directors, except that they, like all directors, are eligible to receive reimbursement of any expenses incurred in attending Board and committee meetings. During Fiscal 2006, each director, other than Messrs. McCann and McCann, received compensation for serving on the Board of Directors and committees of the Board as follows:

o   an annual retainer of $12,500 (1);
o for each Board Committee Chairperson, except Audit Committee Chairperson, an annual retainer of $5,000 (1);
o for the Audit Committee Chairperson, an annual retainer of $10,000 (1);
o a per meeting (Board or Committee) fee of $2,500 for personal attendance, and a per meeting (Board) fee of $1,000 for telephonic attendance (2);
o an annual stock award grant of 10,000 options or, in lieu thereof, the equivalent number of restricted shares based upon a 4 to 1 ratio between options and restricted shares (1); and
o reimbursement for reasonable travel and lodging expenses associated with attendance at any Board or Committee meeting.

(1) Payable on the date of the Annual Meeting.
(2) Excludes payment for committee meetings held on the same day as scheduled meetings of the Board of Directors.

     Compensation information on James F. McCann and Christopher G. McCann, who are Directors, as well as executive officers, of the Company is contained under the section titled "Executive Compensation and Other Information."

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


                  The following individuals were serving as executive officers of the Company and certain of its subsidiaries on October 12, 2006:

Name                                      Age    Position with the Company
----                                      ---    -------------------------

James F. McCann........................    55    Chairman of the Board and Chief Executive Officer
Christopher G. McCann..................    45    Director and President
Monica L. Woo .........................    48    President of Consumer Floral
PersonNameTim Hopkins..................    52    President of Specialty Brands
William E. Shea........................    47    Senior Vice President, Treasurer, Chief Financial Officer
Thomas G. Hartnett.....................    43    Chief Operating Officer of Consumer Floral
Gerard M. Gallagher....................    53    Senior Vice President of Business Affairs, General Counsel,
                                                 Corporate Secretary
Enzo J. Micali.........................    47    Chief Information Officer
David Taiclet..........................    43    Chief Executive Officer, Fannie May Confections Brands, Inc.
Mary McCormack.........................    53    Vice President of Corporate Development

Information Concerning Executive Officers Who Are Not Directors

     Monica L. Woo has been President of the 1-800-Flowers. com Consumer Floral brand since July 2006 after having been the 1-800-Flowers.com brand's Chief Marketing Officer since January 2004. Prior to joining the Company, Ms. Woo had founded a successful consulting practice focusing on growth strategies for such multi-national clients as Deutsche Bank, Northwest Airlines and
placeCityCampbell's Soup. Prior to that, Ms. Woo was the President of Bacardi Global Brands, Inc., of Bacardi Limited. Before holding this position, Ms. Woo had assumed a number of senior executive positions in the financial services and consumer packaged goods sectors, including the Global Marketing Director of Citibank On-line and the Citibank Private Bank, and the Sr. Vice President, European Marketing Director of Diageo PLC.

     Tim Hopkins has been our President of the Specialty Brands division since March 2005. Before holding this position, Mr. Hopkins was employed by Sur La Table, Inc., a multi-channel upscale specialty retailer of gourmet culinary and serveware products, and served as its Chief Executive Officer and Director since 2001. Prior to joining Sur La Table, Inc., Mr. Hopkins was President, Corporate Merchandising and Logistics Worldwide for Borders Group, Inc. Before this position Mr. Hopkins held other senior level positions in the multi-channel retailing sector.

     William E. Shea has been our Senior Vice President, Treasurer and Chief Financial Officer since September 2000. Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996. From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

     Thomas G. Hartnett has been Chief Operating Officer of the 1-800-Flowers.com Consumer Floral brand since July 2006. Before holding this position, Mr Hartnett held various positions within the Company since joining the Company in 1991, including Senior Vice President of Retail and Fulfillment since September 2000. Prior thereto he served as the Company's Controller, Director of Store Operations, Vice President of Retail Operations and Vice President of Strategic Development.

     Gerard M. Gallagher has been our Senior Vice President of Business Affairs, General Counsel and Corporate Secretary since August 1999 and has been providing legal services to the Company since its inception. Mr. Gallagher is the founder and a managing partner in the law firm Gallagher, Walker, Bianco and Plastaras, based in Mineola, New York, specializing in corporate, litigation and intellectual property matters since 1993. Mr. Gallagher is duly admitted to practice before the New York State Courts and the United States District Courts of both the Eastern District and Southern District of New York.

     Enzo J. Micali has been our Chief Information Officer and prior thereto our Senior Vice President of Information Technology since joining the Company in December 2000. Prior to joining the Company, Mr. Micali served as Chief Technology Officer for InsLogic. Prior thereto, Mr. Micali spent 12 years in various technology management positions with J.P. Morgan Chase & Co., formerly Chase Manhattan Bank.

     Mary McCormack has been our Vice President of Corporate Development since January 2006. Prior to joining the Company, Ms. McCormack was a marketing consultant for Long Point Capital, a private equity firm. Ms. McCormack was previously employed at McCann-Erickson WorldGroup as Vice President, Director of Mergers and Acquisitions and at the Hertz Corporation as Director of Acquisitions. Before joining the Hertz Corporation, Ms. McCormack had assumed a number of senior executive positions in corporate mergers and acquisitions, private equity and investment banking.

     David Taiclet has been our Chief Executive Officer of Fannie May Confections Brands, Inc since April 2006, upon our acquisition of that company. Mr. Taiclet was a Co-Founder of Fannie May Confections Brands, Inc. (formerly Alpine Confections, Inc), a multi-branded and multi-channel retailer, manufacturer, and distributor of confectionery and specialty food products. Prior thereto, Mr. Taiclet spent four years in a variety of management positions, including the Strategy and Business Development Group of Cargill, Inc., an international marketer, processor and distributor of food, financial and industrial products. Mr. Taiclet also served four years of active duty in the U.S. Army, attaining the rank of Captain.

Summary Compensation Table

     The following table sets forth the annual and long-term compensation paid by the Company during fiscal year ended July 2, 2006 ("Fiscal 2006") and fiscal years ended July 3, 2005 and ended June 27, 2004 ("Fiscal 2005" and "Fiscal 2004") to the Company's Chief Executive Officer and the four other highest compensated executive officers of the Company whose total compensation during Fiscal 2006 exceeded $100,000 (collectively, the "Named Executive Officers"):

-----------------------------------------------------------------------------------------------------------------------------
                                          Annual Compensation                       Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------------
Name and Principal Position          Fiscal   Salary ($)  Bonus ($)  Other Annual   Restricted   Securities    All Other Comp
                                     -------  ----------  ---------  -------------  -----------  -----------   ---------------
                                       Year                          Compensation     Stock      Underlying        ($)(7)
                                       ----                          -------------    ------     -----------       ------
                                                                        ($)(4)        Awards     Options (#)
                                                                        ------        ------     -----------
                                                                                    ($)(5)(6)
                                                                                    ---------
James F. McCann                        2006    $975,000          -       -           $107,580      50,000             -
Chairman of the Board and Chief        2005    $975,000   $248,625       -           $139,425      50,000             -
Executive Officer                      2004    $975,000          -       -                  -           -             -

Christopher G. McCann                  2006    $548,800          -       -                  -     300,000             -
Director and President                 2005    $511,500    $77,492       -           $156,234      37,500             -
                                       2004    $465,850          -       -                  -           -             -

Monica L. Woo(1)                       2006    $375,000    $10,336       -           $ 37,029      50,000             -
President of Consumer Floral           2005    $350,000    $45,644       -           $ 54,419      12,500             -
                                       2004    $157,500          -       -                  -      85,000             -

Gerard M. Gallagher (2)                2006    $341,550          -       -           $ 53,790      25,000             -
Senior Vice President of Business      2005    $330,000    $49,995       -           $ 86,378      25,000             -
Affairs, General Counsel, Secretary    2004    $310,000          -       -                  -           -             -

Tim Hopkins (3)                        2006    $350,000    $26,250       -           $  6,561           -      $288,000
President of Specialty Brands          2005    $107,700    $35,000       -           $ 97,625     200,000             -
                                       2004           -          -       -                  -           -             -
------------------------------------------------------------------------------------------------------------------------



(1)      Ms. Woo's employment began with 1-800-Flowers.com, Inc. on January
         15, 2004.
(2) The compensation listed in the summary compensation table for Mr. Gallagher for Fiscal 2006, Fiscal 2005 and Fiscal 2004 was paid by the Company to the law firm of Gallagher, Walker, Bianco and Plastaras. More information regarding Mr. Gallagher's affiliation with Gallagher, Walker, Bianco and Plastaras may be found under the section titled "Related Party Transactions".
(3)      Mr. Hopkins' employment began with 1-800-Flowers.com, Inc. on March 14,
         2005.
(4) Other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for such year.

(5) Represents the value of restricted stock on the date of grant based on the number of shares granted multiplied by the closing price of 1-800-Flowers.com, Inc.'s stock on the date of grant. The Named Executive Officers were awarded the following number of restricted shares related to Fiscal 2006, on Ocotober 13, 2005 and September 22, 2006: Mr. James McCann- 16,500 on October 13, 2005, Ms.
         Woo-5,000 on October 13, 2005 and 860 on September 22, 2006, Mr. Gallagher-8,250 on October 13, 2005, and Mr. Hopkins- 1,274 on September 22, 2006. The October 13, 2005 restricted stock grants vest four years from the date of grant, while the September 22, 2006 restricted stock grants vest one year from date of grant. The September 2006 grants are also subject to a 1-year holding period after they vest. The Named Executive Officers were awarded the following number of restricted shares related to Fiscal 2005, on December 2, 2004, March 14, 2005 and September 15, 2005: Mr. James McCann-16,500
         on December 2, 2004, Mr. Christopher McCann-12,375 on December 2, 2004 and 7,828 on September 15, 2005, Ms. Woo-4,125 on December 2, 2004 and 2,964 on September 15, 2004, Mr. Gallagher-8,250 on December 2, 2004 and 2,525 on September 15, 2005, and Mr. Hopkins-12,500 on March 14, 2005. The December 2, 2004 and March 14, 2005 restricted stock grants vest four years from date of grant, while the September 15, 2005 restricted stock grants vest one year from date of grant.The September 2006 grants are also subject to a1-year holdering period after they vest.

(6) As of July 2, 2006, based on the closing price on June 30, 2006, the approximate number and value of restricted stock holdings by the Named Executive Officers was as follows: Mr. James McCann- 33,000 and $247,005, Mr. Christopher McCann- 20,203 and $156,234, Ms. Woo- 12,089
         and $87,019, Mr. Gallagher- 19,025 and $140,168 and Mr. Hopkins- 12,500
         and $97,625.
(7) All other compensation for Mr. Hopkins represents relocation costs, incurred by Mr. Hopkins which were reimbursed by the Company during Fiscal 2006.

Option Grants in Last Fiscal Year

     The following table provides information with respect to the stock option grants made during Fiscal 2006 to the Named Executive Officers. No stock appreciation rights were granted during Fiscal 2006.

                                 Number of       % of Total                                  Potential Realizable
                                 Securities        Options                                     Value at Assumed
                                 Underlying      Granted to      Exercise                    Rates of Stock Price
                                  Options         Employees       Price                       Appreciation for
                                  Granted         in Fiscal     ($/Share)     Expiration        Option Term (4)
Name                              (#)(1)           Year (2)        (3)           Date         5%($)       10%($)
___________________________   ______________   _____________   ___________  ____________   ________________________
James F. McCann                    50,000         3.8%           $6.52        10/13/2015    $205,020     $519,560

Christopher G. McCann             300,000        22.9%           $6.52        10/13/2015  $1,230,118   $3,117,360

Monica L. Woo                      50,000         3.8%           $6.52        10/13/2015    $205,020     $519,560

Gerard M. Gallagher                25,000         1.9%           $6.52        10/13/2015    $102,510     $259,780

PersonNameTim Hopkins                   -         0.0%               -              -              -            -

Total                             425,000        32.4%                                    $1,742,668   $4,416,260

Total Options
Granted in FY06                 1,312,500


(1) The options listed in the table become exercisable at a rate of 40% after the completion of two years of service following the grant date, and 20% at the completion of each year of service thereafter. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of employment with the Company pursuant to the terms of the Company's 2003 Stock Incentive Plan.
(2)      Based on an aggregate of 1,312,500 options granted in Fiscal 2006.
(3) The exercise price may be paid in cash, by surrendering shares owned by the optionee for a sufficient period of time or through a cashless exercise procedure.
(4) Potential realizable value was calculated by subtracting the exercise price of the options from the market value of the underlying Class A Common Stock using the closing selling price of $5.77, as reported on the NASDQ National Market, for the last trading day of Fiscal 2006. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     The following table sets forth the number and value of unexercised options held by each of the Named Executive Officers at July 2, 2006. No options were exercised by the Named Executive Officers during Fiscal 2006.


                              Number of Securities Underlying     Value of Unexercised In-The-
                               Unexercised Options at Fiscal      Money Options at Fiscal Year
                                       Year-End (#)                        End ($)(1)
                             ---------------------------------  ---------------------------------
                               Exercisable      Unexercisable     Exercisable      Unexercisable
                             ---------------  ----------------  --------------  -----------------
Name
----
James F. McCann...........       469,083           362,092                 -             -
Christopher G. McCann.....     1,574,181           684,911        $2,085,569             -
Monica Woo................        85,000            62,500                 -             -
Gerard M. Gallagher.......       429,140           143,160          $363,813             -
Tim Hopkins...............             -           200,000                 -             -


(1) Valuation calculated by subtracting the exercise price of the options from the market value of the underlying Class A Common Stock using the closing selling price of $5.77, as reported on the Nasdaq National Market, for the last trading day of Fiscal 2006.

Employment Agreements

     Mr. James F. McCann's employment agreement became effective as of July 1, 1999. The agreement provides for a five year term, and on each anniversary of the agreement, the term is extended for one additional year. Mr. McCann is eligible to participate in the Company's stock incentive plans, other bonus or benefits plans, and is entitled to health and life insurance coverage for himself and his dependents. The agreement provides for an annual base salary with provisions allowing for annual increases. Mr. McCann's annual salary for Fiscal 2006 was $975,000. Upon termination without good cause or resignation for good reason, including a change of control, Mr. McCann is entitled to severance pay in the amount of $2,500,000, plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination due to death, or for good cause or a voluntary resignation, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the date of termination. The Compensation Committee has recommended that Mr. McCann receive, and Mr. McCann has accepted, a base salary of $975,000 for Fiscal 2007 in order to enable the Company to comply with Section 162(m) of the IRS Code of 1986 ("Section 162(m)"), as amended, which was enacted into law in 1993.

     Mr. Christopher G. McCann's employment agreement became effective as of July 1, 1999. The agreement provides for a five year term, and on each anniversary of the agreement, the term is extended for one additional year. Mr. McCann is eligible to participate in the Company's stock incentive plans, other bonus or benefits plans, and is entitled to health and life insurance coverage for himself and his dependents. The agreement provides for an annual base salary with provisions allowing for annual increases. Mr. McCann's annual salary for Fiscal 2006 was $548,800. Upon termination without good cause or resignation for good reason, including a change of control, Mr. McCann is entitled to severance pay in the amount of $500,000, plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination due to death, or for good cause, or a voluntary resignation, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the date of such termination.

     Under their employment agreements,  Messrs. James F. McCann and Christopher
G. McCann are each restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for good cause. Each of these executives is also bound by confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

     Mr. David Taiclet's employment agreement with Fannie May Confections Brands, Inc, a wholly owned subsidiary of the Company, became effective on May 1, 2006. The agreement provides for a three year term. The agreement provides for an initial annual salary of $275,000 and Mr. Taiclet is eligible to participate in the Company's stock incentive plans and its other bonus and benefits plans. Upon Termination for Good Reason or Termination Without Misconduct, Mr. Taiclet shall be entitled to (i) any payments of Base Salary accrued and unpaid through the date of such termination, (ii) Base Salary at the rate in effect immediately prior to the date of such termination, payable in equal monthly installments, for a period equal to the remaining initial three year term of the agreement, (iii) rights and benefits, if any, accrued and vested through the date of such termination under any employee benefit plan or fringe benefit program and (iv) the reimbursement of any expenses incurred by him through the date of such termination. In the event of Voluntary Termination, Termination for Misconduct, Permanent Disability or Death, Mr. Taiclet or his estate, as the case may be, shall only be entitled to items (i), (iii) and (iv) above. In addition, Mr. Taiclet received a stock option grant to purchase fifty thousand shares of the Company's Class A Common Stock pursuant to the Company's 2003 Long Term Incentive and Stock Award Plan. The grant date was May 1, 2006 and the exercise price was $7.13. The stock options vest over a five year period with 40% vesting on the second anniversary of the grant date with an additional 20% vesting on each subsequent anniversary of the grant date (assuming continued employment) until fully vested.

     Under his employment agreement, Mr. Taiclet is restricted, during the Initial Term of the agreement and for a period of five years thereafter, from participating in any business that is in competition with the Company and its subsidiaries, including the floral industry, the candy industry, the gourmet food industry, the baked goods and specialty gift items industry and the home and garden industry.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee advises the Board of Directors on issues concerning the Company's compensation philosophy, the compensation of executive officers and other individuals compensated by the Company, and sets the compensation for the Section 16 Executive Officers (the "executive officers"). The Compensation Committee is responsible for the administration of the Company's 2003 Long Term Incentive and Share Award Plan under which stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents, and other share-based awards ("Awards") may be made to Directors, consultants, executive officers and employees of the Company and its subsidiaries. In addition, the Compensation Committee administers the Company's Sharing Success Program under which annual bonus compensation may be awarded. The Board of Directors has authorized a Secondary Committee of the Compensation Committee to also review Awards for all of the Company's employees other than its executive officers.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's philosophy that a portion of each executive officer's compensation should be contingent upon the Company's performance, as well as, upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer should be comprised of two elements: (i) base salary and bonus which reflects experience and individual and Company performance and is designed to be competitive with salary levels in the industry, and (ii) long-term incentive Awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     Factors. The principal factors which the Compensation Committee considers in reviewing the components of each executive officer's compensation package are summarized below. The Compensation Committee may, however, in its discretion apply other factors with respect to executive compensation for future years.

     o Base Salary.  The  suggested  base salary for each  executive  officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and outside the industry and internal base salary comparability considerations. The weight given to each of these factors shall differ from individual to individual as the Compensation Committee deems appropriate and subject to any applicable employment agreements.

     o Bonus. The bonus for Mr. James McCann is tied 100% to the Company's consolidated financial perfomance. The bonus for the other executive officers is based upon a combination of the Company's consolidated financial performance, and their individual performances, weighted heavily towards the financial performance. In addition, for certain other executive officers, consideration is also given to the financial performance of the specific areas of the Company under such executive officer's direct control. This balance supports the accomplishment of the Company's overall financial objectives and rewards the individual contributions of our executive officers.

     o Long-Term Incentive Compensation. Long-term incentives are provided through grants of Awards, which in Fiscal 2006, was in the form of stock options and restricted stock. For Fiscal 2007, long-term incentives will continue to be provided through a combination of grants of stock options and/or restricted stock. The long-term incentives for the executive officers are tied soley to the Company's cumulative consolidated three year perfomance. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

     Each stock option grant allows the individual to acquire shares of the Company's Class A Common Stock at a fixed price per share over a specified period of time. Each option generally becomes exercisable in installments over a fixed period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

     Each restricted share grant allows the individual to acquire shares of the Company's Class A Common Stock over a specified period of time without payment. As in the case of the option grant, the restricted share grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period.

     The grant of an Award is set at a level intended to create a meaningful incentive based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the applicable term of the Award and the individual's personal performance in recent periods. The Compensation Committee also intends to consider the number of Awards held by the executive officer in order to maintain an appropriate level of incentive for that individual. However, the Compensation Committee may use its discretion in granting Awards to the Company's executive officers.

     CEO Compensation. In July 1999, the Board of Directors approved the Employment Agreement between the Company and James F. McCann, its Chairman of the Board and Chief Executive Officer, which established his initial base annual salary and eligibility to participate in the Company's stock incentive plans and other bonus or benefits plans, and which is discussed in further detail under "Employment Agreements". The Board determined it to be in the best interests of the Company to enter into the Employment Agreement with Mr. McCann as of such date. The Compensation Committee believes that the compensation paid to Mr. McCann for Fiscal 2006 was fair and reasonable. In determining the total compensation for Mr. McCann, and that such compensation was fair and reasonable in Fiscal 2006, a number of factors were taken into account. These factors included: the key role Mr. McCann has performed with the Company from its inception; the benefit to the Company in assuring the retention of his services; the performance of the Company during Fiscal 2006; the competitive market conditions for executive compensation; and the objective evaluation of Mr. McCann's performance of his duties as Chairman of the Board and Chief Executive Officer.

     Compliance  with  Internal  Revenue  Code  Section  162(m).  As a result of
Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"), as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers, which is not considered to be performance based. Compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The 2003 Long Term Incentive and Share Award Plan and the Sharing Success Program contain certain provisions which are intended to ensure that any compensation deemed paid in connection with the granting of Awards or bonus compensation will qualify as performance-based compensation.

     The Compensation Committee does not expect that the non-performance based compensation to be paid to any of the Company's executive officers for Fiscal 2006 will be subject to the deduction limitations of Section 162(m). The Compensation Committee has recommended that Mr. McCann receive, and Mr. McCann has accepted, a base salary of $975,000 for Fiscal 2007 in order to enable the Company to comply with Section 162(m). Further, in accordance with issued Treasury Regulations relating to the $1 million limitation, the Committee may in the future determine to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation.

COMPENSATION COMMITTEE

Jeffrey C. Walker (Chairman)
Mary Lou Quinlan
John J. Conefry, Jr

October 30, 2006


To the Board of Directors
of 1-800-FLOWERS.COM, INC. (the "Company"):

We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company's financial accounting, reporting and controls. We also evaluate the performance and independence of the Company's independent registered public accounting firm. We operate under a written charter that both the Board and we have approved. A current copy of the Audit Committee charter can be found on the Company's website located at www.1800flowers.com under the Investor Relations section of the website.

The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. In addition, although the Board has determined that each of the members of the Audit Committee meets NASDAQ regulatory requirements for financial literacy and that John J. Conefry, Jr. is an "audit committee financial expert," as defined by Securities and Exchange Commission rules, and is financially sophisticated under NASDAQ requirements, we would like to remind our stockholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Company's management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, including setting the accounting and financial reporting principles and designing the Company's system of internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company's system of internal control. The Company's independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the placecountry-regionUnited States. The independent registered public accounting firm is also responsible for expressing opinions on management's assessment of the effectiveness of the Company's internal control over financial reporting and on the effectiveness of the Company's internal control over financial reporting. Although the Board is the ultimate authority for effective corporate governance, including oversight of the management of the Company, the Audit Committee's purpose is to assist the Board in fulfilling its responsibilities by overseeing these processes, as well as overseeing the qualifications and performance of the Company's independent registered public accounting firm.


The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company's independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair their independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided [as noted in the table below] were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended July 2, 2006 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. We also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as amended (Communication with Audit Committees). We received the written disclosures and the letter from the independent registered public accounting firm required by

Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young their independence. This review included a discussion with management and the independent registered public accounting firm of the quality (and not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company's financial statements, including the disclosures relating to critical accounting policies.

Based on the reports, discussions and reviews described in this report, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 2006, for filing with the Securities and Exchange Commission. We also selected Ernst & Young as the independent registered public accounting firm for Fiscal 2007. The Board is recommending that shareholders ratify that selection at the Annual Meeting.


AUDIT COMMITTEE

John J. Conefry, Jr. (Chairman)
Kevin J. O'Connor
Deven Sharma

Stock Performance Graph

     The chart below compares the five-year cumulative total return on the Company's common stock during the period from July 1, 2001 through June 30, 2006, with the cumulative total returns of the Russell 2000 and Nasdaq Non-Financial indices. The comparison assumes $100 was invested on July 1, 2001 in each of the foregoing indices, and assumes dividends, if any, were reinvested.

Note: The Company's management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.


                  ATTACH GRAPH HERE


           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                             Cumulative Total Return

                                               -----------------------------------------------
                                          7/01     6/02      6/03     6/04      6/05     6/06
1-800-FLOWERS.COM, INC.                 100.00    75.20     56.54    54.85     47.44    38.88
RUSSELL 2000                            100.00    91.33     89.83   119.80    131.12   150.23
NASDAQ NON-FINANCIAL                    100.00    66.93     75.06    95.46     94.91   100.71





         `SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of the Company's Class A Common Stock and Class B Common Stock, as of October 12, 2006, for (i) each Director and each Director Nominee; (ii) each Named Executive Officer; and (iii) all of the Company's executive officers and Directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, New York 11514. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of October 12, 2006, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 28,360,395 shares of Class A Common Stock and 36,858,465 shares of Class B Common Stock outstanding as of October 12, 2006.

                                                          Shares                       % of Shares
                                                          ------                       -----------
                                                     Beneficially Owned            Beneficially Owned
                                                     ------------------            ------------------

                                                   A Shares      B Shares         A Shares    B Shares
                                                   --------      --------         --------    --------
Name and Address of Beneficial Owner
--------------------------------------
James F. McCann(1).........................         680,928     35,914,905          2.3%       97.4%
Christopher G. McCann(2)...................       1,599,814      3,146,763          5.3%        8.5%
Gerard M. Gallagher(3).....................         529,095          5,000          1.8%          -
Jeffrey C. Walker(4).......................       3,060,740              -         10.8%          -
John J. Conefry, Jr. (5) ..................          33,700              -          0.1%          -
Leonard J. Elmore (6) .....................          35,000              -          0.1%          -

                                       17

Mary Lou Quinlan (7) ......................          33,500              -          0.1%          -
Deven Sharma (8) ..........................          10,000              -          0.0%          -
Monica L. Woo (9)                                    91,963              -          0.3%          -
Kevin O'Connor (10)........................         133,500              -          0.5%          -
Timothy Hopkins............................               -              -            -           -
All directors and executive officers as a
   group (16 persons)(11)..................       6,948,946     37,062,658         21.6%       99.9%

`
-----------

-        Indicates less than 0.1%.

(1) Includes (a) 680,448 shares of Class A Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options. It also includes 480 shares of Class A Common Stock owned by Marylou McCann, the spouse of Mr. McCann, of which he disclaims beneficial ownership, (b) 5,875,000 shares of Class B Common Stock held by limited partnerships, of which Mr. McCann is a limited partner and does not exercise control and of which he disclaims beneficial ownership, (c) 52,548 shares of Class B Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. McCann is a Director and the President, and (d) 4,291,395 shares of Class B Common Stock held by three Grantor Retained Annuity Trusts of which Mr. McCann is the Trustee.

(2) Includes (a) 1,594,631 shares of Class A Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options, (b) 2,000,000 shares of Class B Common Stock held by a limited partnership, of which Mr. McCann is a general partner and exercises control, (c) 243,575 shares of Class B Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options, and (d) 52,548 shares of Class B Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. McCann is a Director and Treasurer.

(3) Includes (a) 513,220 shares of Class A Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options, and (b) 5,000 shares of Class B Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options.

(4) Includes (a) 3,058,240 shares of Class A Common Stock and (b) 50,000 shares of Class A Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options. These shares and options are owned by J.P. Morgan Partners (SBIC), LLC. Mr. Walker disclaims beneficial ownership of all shares and options owned by J.P. Morgan Partners (SBIC), LLC. Mr. Walker's address is c/o CCMP Capital Advisors, LLC, 245 Park Avenue, 16th Floor, New York, New York 10167.

(5) Includes 25,000 shares of Class A Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options. Mr. Conefry's address is c/o Astoria Federal Savings, One Astoria Federal Plaza, Lake Success, New York 11042

(6) Includes 35,000 shares of Class A Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options. Mr. Elmore's address is c/o LeBoeuf, Lamb, Greene & MacRae, LLP, 125 West 55th Street, New York, New York 10019-5389.

(7) Includes 30,000 shares of Class A Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options. Ms. Quinlan's address is c/o Just Ask A Woman, 670 Broadway Street, Suite 301, New York, NY 10012.

(8) Includes 10,000 shares of Class A Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options. Mr. Sharma's address is c/o The McGraw-Hill Companies, 1221 Avenue of the Americas, 49th Floor, New York, NY 10020.

(9) Includes 90,000 shares of Class A Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options.

(10) Includes 70,000 shares of Class A Common Stock that may be acquired within 60 days of October 12, 2006 through the exercise of stock options. Mr. O'Connors address is c/o O'Connor Ventures, 1050 Cold Springs Road, Santa Barbara, California 93108.

(11) Includes (a) 3,811,619 shares of Class A Common Stock that may be acquired within 60 days October 12, 2006 through the exercise of stock options, and (b) 258,575 shares of Class B Common Stock issuable upon the exercise of currently exercisable stock options and options which vest within 60 days of October 12, 2006.




RELATED PARTY TRANSACTIONS

Certain Business Relationships with Directors and officers

     The Company has a policy providing that all material transactions between it and one or more of its directors, executive officers, nominees for director or a member of their immediate families must be approved either by a majority of the disinterested members of the Board or by the stockholders of the Company.


     Below are the transactions that occurred during Fiscal 2006 in which, to the Company's knowledge, the Company was or is a party, in which the amount involved exceeded $60,000, and in which any director, director nominee, executive officer, holder of more than 5% of the Company's common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

     In Fiscal 2006, the Company employed Julie Mulligan, the sister of Directors and executive officers, James F. McCann and Christopher G. McCann, as a Personality Expert Designer. Ms. Mulligan's compensation for Fiscal 2006 was $335,930, consisting of $130,000 in base salary and $205,930 in bonus, for products designed by Ms. Mulligan under the line of products bearing her name. In consideration for the bonus paid to Ms. Mulligan as above-mentioned, she was not eligible to receive any bonus under the Company's Sharing Success Program. During Fiscal 2006, Ms. Mulligan was awarded, pursuant to the Company's 2003 Long Term Incentive and Stock Award Plan, a stock option grant to purchase 12,500 shares of the Company's Class A Common Stock and was awarded 3,125 shares of restricted stock. The grant date for these awards was October 13, 2005. The exercise price on the stock options was $6.52, the closing price of the Company's Class A Common Stock on the grant date. The stock options vest over a five year period with 40% of the options vesting on the second anniversary of the grant date with an additional 20% vesting on each subsequent anniversary of the grant date (assuming continued employment) until fully vested. The restricted stock vests 100% on the fourth anniversary of the grant date, assuming Ms. McCann remains employed by the Company as of that time.

     In Fiscal 2006, the Company employed Erin McCann, the daughter and niece of Directors and executive officers, James F. McCann and Christopher G. McCann, respectively, as an Interactive Marketing Manager. Ms. McCann's compensation for Fiscal 2006 was $64,071 in base salary and bonus. No stock option or restricted stock awards were granted to Ms. McCann in Fiscal 2006.

     The Company pays Gallagher, Walker, Bianco and Plastaras, a law firm in which our Senior Vice President and General Counsel, Gerard M. Gallagher, is a partner, a fee for Mr. Gallagher's services to the Company. The Company, with the approval of the Board, also pays Gallagher, Walker fees for services rendered by other members of the firm on the Company's behalf. The fees paid in Fiscal 2006 by the Company to the firm for services provided by Mr. Gallagher are set forth under the section titled "Summary Compensation Table", and for legal services provided by other members of the firm in the sum of $459,997, inclusive of disbursements, which fees the Company believes are fair and reasonable.

     The Company maintains life insurance for each of its executive officers, except Mr. Gallagher, in the amount of $50,000 and also maintains a directors' and officers' insurance policy.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected Ernst & Young LLP ("E&Y") to serve as the Company's independent registered public accountants for the fiscal year ended July 1, 2007, and the Board of Directors is asking stock holders to ratify that selection. Although current law, rules and regulations, as well as the Audit Committee's charter, require the Audit Committee to select, engage and supervise the Company's independent auditor, the board considers the selection of the independent auditor to be an important matter of stock holder concern and is submitting the selection of E&Y for ratification of the stock holders as a matter of good corporate practice.




                         Fees Paid to Ernst & Young LLP

     The following table shows the fees that the Company paid or accrued for audit and other services provided by Ernst & Young LLP for Fiscal Years 2006 and 2005, all of which were approved by the Audit Committee.

                -----------------------------------------
                                            2006     2005
                -----------------------------------------
                                           (in thousands)
                Audit Fees                 $490      $402
                Audit-Related Fees         $330      $253
                Tax Fees                   $ 18      $ 18
                All Other Fees                0         0
                                              -         -
                Total                      $838      $673
                                           =====     ====
                -----------------------------------------

Audit Fees. Fees for audit services include fees associated with the annual audit, consents and reviews of the Company's quarterly reports on Form 10-Q. These fees also include the audit of management's assessment of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Fees for audit-related services include audits and assurance services related to the Company's benefit plans and separate financial statements for its franchise operations, as well as due diligence services in connection with acquisitions.

Tax Fees. Fees for tax service include tax compliance, tax advice and tax planning.

All Other Fees.  Consists of other fees not reported in the above categories.

Financial Information Systems Design and Implementation Fees. E&Y did not render professional services relating to financial information systems design and implementation for Fiscal 2006 or Fiscal 2005.

     The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy is required to ratify the appointment of the independent registered accounting firm. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the ratification of E&Y as the Company's independent registered public accounting firm for Fiscal 2007. A representative of E&Y will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
         AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS
  THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

                STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8 wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year's Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company's principal executive offices no later than the close of business on July 3, 2007. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our Bylaws, in order to be properly brought before the 2007 Annual Meeting, a shareholder's notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Secretary of the Company at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2006 Annual Meeting date. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than August 9, 2007 and no later than September 8, 2007. If, however, our 2007 Annual Meeting date is advanced by more than 30 days before, or delayed more than 70 days after, the one year anniversary of the 2006 Annual Meeting date, then proposals must be received no earlier than the close of business on the 120th day prior to the 2007 Annual meeting and not later than the close of business on the later of the 90th day before the 2007 Annual Meeting or the 10th day following the date on which the 2007 Annual Meeting date is publicly announced.

To be in proper form, a shareholder's notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. The Company will not consider any proposal or nomination that does not meet the Bylaw requirements and the SEC's requirements for submitting a proposal or nomination. Notices of intention to present proposals at the 2007 Annual Meeting should be addressed to Secretary, 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, New York 11514. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                             SOLICITATION OF PROXIES

The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company will pay persons holding shares or common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, bank and other fiduciaries, for expenses of forwarding solicitation materials to their principals. All of the costs of solicitation will be paid by the Company.

                           ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company's Annual Report for the fiscal year ended July 2, 2006, on the written request of such person, a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Any such request should be made in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

                               By Order of the Board of Directors
                               /s/ James F. McCann
                               James F. McCann
                               Chairman of the Board and Chief Executive Officer

Carle Place, New York
October 27, 2006

                                 (Form of Proxy)
                             1-800-FLOWERS.COM, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - December 7, 2006
       (This Proxy is solicited by the Board of Directors of the Company)


The undersigned stockholder of 1-800-FLOWERS.COM, Inc. hereby appoints Gerard M. Gallagher, Senior Vice President and General Counsel with full power of substitution, as proxy to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, Inc. to be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the "Meeting Place"), on Thursday, December 7, 2006 at 9:00 a.m. eastern standard time or any adjournment thereof.


1. ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

         FOR all nominees below                    WITHHOLD AUTHORITY
         |_|  (except as marked to the contrary)   |_|  to vote for all
                                                        nominees below

         Jeffrey C. Walker and Deven Sharma

     INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.

------------------------------------------------------------------------------
2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         FOR                        AGAINST          ABSTAIN WITH RESPECT TO
            |_|                          |_|                 |_|

         proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2007 as described in the Proxy Statement.

         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, "FOR" RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 1, 2007, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

         All of the proposals set forth are proposals of the Company. None of the proposals is related to or conditioned upon approval of any other proposal.

Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.



                                        __________________________
                                        Signature(s) of Stockholder

Dated:____________________